UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

VAPE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20265 Ventura Boulevard, Suite A
Woodland Hills, CA 91364
 (Address of principal executive office)

1-877-827-3959
(Registrant's telephone number, including area code)

N/A
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2014, the Board of Directors (the “Board”) of Vape Holdings, Inc., a Delaware corporation (the “Company”), appointed Allan Viernes to the position of Chief Financial Officer.  Mr. Viernes replaces Kyle Tracey who remains Chief Executive Officer and Chairman of the Board and had held the position of Chief Financial Officer on an interim basis.

Mr. Viernes, 28, is an accounting and financial advisor specializing in public company accounting, SEC matters, and financial modelling/analysis. Mr. Viernes previously served as Chief Financial Officer of Sustainable Environmental Technologies Corporation and as Controller for Sendio, Inc. and Bacchus Development.  Mr. Viernes has past experience as an auditor with McKennon Wilson & Morgan, a public accounting firm, from 2006 to 2009 focusing on audits of private and publicly-held companies. Mr. Viernes is also a Certified Public Accountant.

Mr. Viernes does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Viernes and any other person pursuant to which he was selected as the Chief Financial Officer.

Mr. Viernes’ Executive Employment Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Executive Employment Agreement, dated June 25, 2014, by and between the Company and Allan Viernes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: July 1, 2014	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer

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